Exhibit (h)(1)

AUTHORIZED PARTICIPANT AGREEMENT

PIMCO ETF Trust

This Authorized Participant Agreement (the “Agreement”) is entered into between Allianz Global Investors Distributors LLC (the “Distributor”) and             ; NSCC #              (the “Participant”) and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”) as transfer agent for PIMCO ETF Trust (the “Trust”). The Distributor, the Participant, and the Transfer Agent acknowledge and agree that the Trust and each series thereof (each, a “Fund”) shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein. Capitalized terms used but not defined herein are defined in the current prospectus (together with the Statement of Additional Information incorporated therein, the “Prospectus”) for each Fund.

The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the sale and distribution of shares of beneficial interest of each Fund (the “Shares”). The Transfer Agent serves as the transfer agent of the Trust and is an Index Receipt Agent, as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).

This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve System”) and the Continuous Net Settlement (“CNS”) clearing processes of NSCC (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

In consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

1.	STATUS OF PARTICIPANT

a.	Clearing Status

The Participant represents, covenants and warrants that it has the ability to transact through the Federal Reserve System and, with respect to orders for the creation or redemption of Creation Units, (i) through the CNS Clearing Process because it is a member of NSCC and an authorized participant in the CNS System of NSCC (a “Participating Party”), and/or (ii) outside the CNS Clearing Process because it is a DTC participant (a “DTC Participant”). The Participant may place orders for the creation or redemption of Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for creation and redemption referred to in Section 2 of this Agreement and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give prompt notice to the Distributor, the Transfer Agent, and Pacific Investment Management Company LLC (the “Adviser”) of such change.

b.	Broker-Dealer Status

The Participant represents, covenants and warrants that: (i) it is a broker-dealer registered with the U.S. Securities and Exchange Commission and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from, or it is otherwise not required to be licensed as, a broker-dealer or a member of FINRA; (ii) it is qualified as a broker or dealer under all applicable state laws in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a qualified institutional buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to conform to the rules of (i) FINRA, if it is a member of FINRA or, if it is not a member of FINRA, to conduct its business in accordance with the spirit of the FINRA Conduct Rules; and (ii) the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares. The Participant further agrees that it will not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

c.	Foreign Status

If the Participant is offering and selling Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Conduct Rules.

d.	Distributor Status

The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of Shares may be issued and sold by the Fund on an ongoing basis, a “distribution,” as such term is used in the Securities Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

2.	EXECUTION OF ORDERS

All orders for the creation or redemption of Creation Units shall be handled in accordance with the terms of the Prospectus, and where applicable, the procedures described in Attachment A to this Agreement. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Trust reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time, upon reasonable notice thereof. In the event of a conflict between the Prospectus and any such procedures, the Prospectus shall control.

With respect to any order for the purchase of Creation Units (“Purchase Order”), the Trust acknowledges and agrees to return to the Participant, or to any party for which it is acting, any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Securities that are transferred to the Trust that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Participant or any party for which it is acting.

With respect to any order for the redemption of Creation Units (“Redemption Order”), the Participant acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) to use its best efforts to return to the Trust any dividend, interest, distribution or other corporate action paid to it or the party for which it is acting in respect of any Deposit Securities that are transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (regardless of its capacity) that the Trust is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting that, based on the valuation of such Deposit Securities at the time of transfer, should be paid to the Trust.

Solely with respect to orders for the creation or redemption of Creation Units through the CNS Clearing Process, the Participant as a Participating Party hereby authorizes the Trust or its designee to transmit to NSCC on behalf of the Participant such instructions, including Share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Transfer Agent for purchases and redemptions. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent on behalf of the Trust and reported to NSCC, as though such instructions were issued by the Participant directly to NSCC.

3.	DEPOSIT SECURITIES AND/OR RELEVANT CASH AMOUNTS

The Participant understands that the amount of the Cash Component and the identity and the required number of each Deposit Security, if applicable, to be included in the current Fund Deposit (based on information at the end of the previous Transmittal Day, as defined herein) for each Fund will be made available on each Transmittal Day, prior to the opening of trading on the NYSE Arca Marketplace (currently 4:00 a.m. U.S. Eastern Time) through the facilities of the NSCC. The Participant understands that a Creation Unit will not be issued until the Cash Component, the required number of each Deposit Security, if applicable, and Transaction Fees (as discussed below) are transferred to the Trust on or before the settlement date in accordance with the Prospectus and SAI.

4.	ROLE OF PARTICIPANT

a.	Not Acting as Agent

The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and shall have no authority in any transaction to act as agent of the Trust, the Distributor, or the Transfer Agent. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Transfer Agent, or the Participant’s custodian or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

b.	Rights and Obligations as DTC Participant

In executing this Agreement, the Participant agrees, in connection with any purchase or redemption transactions in which it acts for a customer or for any other DTC Participant or indirect participant, or any other beneficial owner of Shares (each, a “Beneficial Owner”), that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant, in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

c.	Delivery of Shareholder Information

Subject to any privacy obligations or other obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant agrees to assist the Distributor in ascertaining certain information regarding sales of Shares made by or through the Participant upon the request of the Trust or the Distributor necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws. In lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers the Prospectus, proxy materials, annual and other reports, or other similar information that the Fund is obligated to deliver to its shareholders, upon receiving from such Fund or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.

d.	Proprietary Information

None of the Trust, the Distributor, or any of their respective affiliates shall use the names, addresses and other information concerning the Participant’s customers for any purpose except in connection with the performance of their duties and responsibilities hereunder and except for servicing and informational mailings described in this Section 4, or as may otherwise be permitted by applicable law.

e.	Maintenance of Records

The Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon request.

f.	Agent for Proxy

The Participant represents that from time to time, it may be a beneficial owner of Shares. To the extent that it is a beneficial owner of Shares, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares. The Distributor intends to vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion as the votes (or abstentions) of all other shareholders of the corresponding Fund on any matter submitted to the vote of shareholders of such Fund. The Distributor, as attorney and proxy for the Participant hereunder, (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. The Distributor may terminate this irrevocable proxy within sixty (60) days written notice to the Participant.

g.	Privacy

The Participant affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation.

h.	Anti-Money Laundering

The Participant represents that, at a minimum, its anti-money laundering program (“AML Program”) (i) designates a compliance officer to administer and oversee the AML Program; (ii) provides ongoing employee training; (iii) includes an independent audit function to test the effectiveness of the AML Program; (iv) establishes internal policies, procedures, and controls that are tailored to its particular business; (v) includes a customer identification program consistent with the rules under §326 of the USA PATRIOT Act of 2001; (vi) provides for the filing of all necessary anti-money laundering reports, including but not limited to, currency transaction reports and suspicious activity reports; (vii) provides for screening of all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA PATRIOT Act of 2001; and (viii) allows for appropriate regulators to examine its AML Program books and records. The Participant represents that its AML Program will be maintained in substantial conformity with the foregoing provisions throughout the term of this Agreement.

5.	PARTICIPANT REPRESENTATIONS

a.	Representations Concerning a Fund

The Participant represents, warrants and agrees that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any promotional or sales literature furnished to the Participant by the Trust or the Distributor, or any such materials permitted by clause (b) of this Section.

b.	Marketing Materials

The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish any information or materials relating to a Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials, but not including any materials prepared and used for the Participant’s internal use only or brokerage communications prepared by the Participant in the normal course of its business and consistent with the Prospectus and in accordance with applicable laws and regulations) (“Marketing Materials”), except such Marketing Materials as may be furnished to the Participant by the Trust or the Distributor and such other Marketing Materials as are consistent with the Prospectus and have been approved by the Distributor in writing prior to use; provided that, such Marketing Materials must clearly indicate that the Marketing Materials are prepared and distributed by the Participant. The Participant shall file all such Marketing Materials that it prepares with FINRA, as required by applicable laws, rules or regulations.

c.	Advertisements Describing Purchase/Sale of Creation Units

The Participant understands that neither the Trust nor any Fund will be advertised or marketed as an open-end investment company or a mutual fund. The Prospectus will prominently disclose that Shares are not individually redeemable and will disclose that the owners of Shares may acquire Shares from a Fund and tender those Shares for redemption to a Fund only in Creation Units. The Participant understands that any advertising material that describes the purchase or sale of Creation Units or refers to redeemability will prominently disclose that Shares are not individually redeemable and that owners of Shares may acquire Shares from a Fund and tender those Shares for redemption to a Fund in Creation Units only.

d.	Preparation and Circulation of Research Reports

Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may prepare and circulate in the regular course of their businesses research reports that include information, opinions or recommendations relating to Shares for public dissemination (so long as such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares), and for internal use by the Participant.

6.	SUB-CUSTODIAN ACCOUNT

The Participant understands and agrees that in the case of each Fund that invests in international securities (“Global Fund”), the Trust has caused State Street Bank and Trust Company, acting in its capacity as the Trust’s custodian (“Custodian”), to maintain with the applicable sub-custodian (“Sub-custodian”) for such Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

7.	TITLE TO SECURITIES – RESTRICTED SECURITIES

The Participant represents on behalf of itself and any party for which it acts that, upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Sub-Custodian in accordance with the terms of the Prospectus, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a transaction to purchase Shares or (ii) any provision of the Securities Act and regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the Securities Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction, and no such securities are “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the Securities Act.

8.	PAYMENT OF CERTAIN FEES AND TAXES

a.	Transaction Fees

In connection with the creation or redemption of Creation Units, the Participant agrees to pay the Transaction Fee prescribed in the Prospectus applicable to creations or redemptions. Transaction Fees will differ for each Fund, depending on the transaction expenses related to each Fund’s portfolio instruments. The Participant will receive a Prospectus that contains complete disclosure about Transaction Fees, including the maximum amount of the Transaction Fee charged by a Fund. The method of calculating the Transaction Fees will be fully disclosed in the SAI. Variations in the Transaction Fee may be imposed in the sole discretion of the Trust from time to time, as disclosed in the Prospectus, and the method of determining such variations will be disclosed in the SAI.

b.	Tax Liability

To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Participant. To the extent the Trust, the Distributor or their agents pay any such tax or charge or it is otherwise imposed, the Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

9.	AUTHORIZED PERSONS

a.	Certification

Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor, the Adviser, the Transfer Agent, and the Trust a certificate duly certified as appropriate by its secretary or other duly authorized official that sets forth the names, signatures, email addresses, and telephone and facsimile numbers of all persons authorized to give instructions relating to the activities contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date.

b.	PIN Numbers

The Distributor shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and provided to Authorized Persons and the Transfer Agent only. If for some reason, an Authorized Person’s PIN Number is compromised, such Authorized Person shall contact the Distributor immediately in order for a new one to be issued.

The Participant may revoke the PIN Number at any time upon written notice to the Distributor and the Trust. Upon receipt of such written request, the Distributor shall promptly deactivate the PIN Number. If a Participant’s PIN Number is changed, the new PIN Number will become effective on a date and time mutually agreed upon by the Participant and Distributor. The Distributor will promptly provide the Transfer Agent with all newly issued PIN Numbers and promptly notify the Transfer Agent of any changes to PIN Numbers, including deactivation of any PIN Number.

c.	Termination of Authority

Upon the termination or revocation of authority of an Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Adviser, and such notice shall be effective upon receipt by the Distributor and the Adviser. The Distributor shall promptly deactivate the PIN Number of such Authorized Person upon receipt of the written notice and promptly notify the Transfer Agent of deactivation of any PIN Number.

d.	Verification

The Distributor and Transfer Agent shall not verify that an Order is being placed by an Authorized Person. The Distributor and Transfer Agent shall assume that all instructions issued to it using the Participant’s PIN Number have been properly placed by Authorized Persons, unless the Distributor or Transfer Agent, as the case may be, has actual knowledge to the contrary or the Participant has properly revoked such PIN Number as provided herein.

e.	Limitation of Liability

The Participant agrees that the Distributor, the Transfer Agent and the Trust shall not be liable, absent fraud or willful misconduct by the Distributor, the Transfer Agent or the Trust, for losses incurred by the Participant as a result of unauthorized use of the Participant’s PIN Number.

10.	REDEMPTION

The Participant represents and warrants that it will not obtain an Order (as defined in Attachment A) for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares to be redeemed and receive the entire proceeds of the redemption, and (b) such Shares have not been loaned or pledged to another party nor are they the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such Shares in accordance with the Prospectus and on a “regular way” basis, or as otherwise required by the Trust. The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Participant.

11.	BENEFICIAL OWNERSHIP

The Participant represents and warrants to the Distributor, Transfer Agent and the Trust that (based upon the number of outstanding Shares of each Fund made publicly available by the Trust) (i) it does not hold, and will not as a result of the contemplated transaction hold, for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, or (ii) if it does hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the outstanding Shares of the relevant Fund, that such a circumstance would not result in the Fund acquiring a basis in the portfolio securities deposited with the Fund with respect to an order to create Shares in such Fund different from the market value of such portfolio securities on the date of such order, pursuant to Section 351 and 362 of the Internal Revenue Code of 1986, as amended. Such representation and warranty shall be deemed repeated with respect to each order for one or more Creation Units of Shares of any Fund. If more than one Beneficial Owner is combined in an order to create Shares, this representation is made by taking into account all such Beneficial Owners’ ownership of Shares as a group. The Participant understands and agrees that the order form relating to any order for one or more Creation Units of Shares of any Fund shall state substantially the same foregoing representations and warranties.

The Distributor or the Transfer Agent may request information from the Participant regarding Share ownership, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the outstanding Trust Shares by a Beneficial Owner as a condition to the acceptance of a Fund Deposit.

12.	INDEMNIFICATION

This Section 12 shall survive the termination of this Agreement.

a.	Participant’s Indemnification of Trust, Distributor, and Transfer Agent

The Participant hereby agrees to indemnify and hold harmless the Distributor in its capacity as principal underwriter, the Trust, the Transfer Agent, their respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each, a “Participant Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Participant Indemnified Party as a result of: (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations (“SROs”) in relation to its role as Participant; (iv) actions of such Participant Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as amended from time to time) and reasonably believed by the Distributor or the Transfer Agent, as applicable, to be genuine and to have been given by the Participant or (v)(1) any representation by the Participant, its employees or its agents or other representatives about the Shares, any Participant Indemnified Party or the Trust that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material or sales literature described in Section 5 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor or is based upon any omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Participant Indemnified Party arising out of such Participant Indemnified Party’s bad faith, gross negligence, or reckless or willful acts or omissions. With respect to (i) through (iii) and (v) above, the Participant Indemnified Party’s failure to promptly acknowledge the Participant’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

b.	Distributor’s Indemnification of Participant

The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of: (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of SROs in relation to its role as Distributor; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Attachment A (as amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor; or (v) any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement, Prospectus, or SAI, as each may be amended from time to time, or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The foregoing shall not apply to any loss, damage, charge, liability, cost, expense, cause of action, obligation, judgment or fee incurred by a Distributor Indemnified Party arising out of such Distributor Indemnified Party’s bad faith, gross negligence, or reckless or willful acts or omissions. With respect to (i) through (iii) and (v) above, the Distributor Indemnified Party’s failure to promptly acknowledge any omission or untrue statement contained in such materials or the Distributor’s breach of, or failure to perform or comply with, the terms of this Agreement shall not negate the foregoing indemnification.

c.	Data Errors and Communication Delays

Neither the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Distributor or the Transfer Agent.

13.	LIMITATION OF LIABILITY

a.	Express Duties

The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

b.	Limited Liability

In the absence of bad faith, gross negligence, or reckless or willful acts or omissions on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder. Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

c.	Force Majeure

Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

d.	Reliance on Instructions

The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

e.	No Advancement by Transfer Agent

The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

14.	TRUST AS THIRD-PARTY BENEFICIARY

The Participant, the Distributor, and the Transfer Agent understand and agree that the Trust, as a third-party beneficiary to this Agreement, is entitled and intends to proceed directly against the Participant in the event the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust. The Participant agrees to cooperate with the Trust, Transfer Agent, and the Distributor if a request for information or records is made to the Participant.

15.	ACKNOWLEDGMENT

The Participant acknowledges receipt of the Prospectus and represents it has reviewed the Prospectus and understands the terms thereof, and further acknowledges that the procedures contained therein pertaining to the creation and redemption of Shares are incorporated herein by reference.

16.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, traceable overnight mail (e.g., Federal Express) or by postage prepaid registered or certified U.S. First Class mail, return receipt requested, or by facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices shall be given or sent as follows:

To the DISTRIBUTOR:	Attn: Chief Legal Officer
Allianz Global Investors Distributors LLC
1345 Avenue of the Americas
New York, NY 10105

	Telephone:	(212) 739-3230
	Facsimile:	(212) 739-4230

With a copy to the ADVISER:

Attn: Legal Department
Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, CA 92660

	Telephone:	(800) 927-4648
	Facsimile:	(949) 725-6830

To the PARTICIPANT:	Attn: [ ]
[Name of Participant]
[Participant Street Address]
[Participant City, State and Zip Code]

	Telephone:	[( ) - ]
	Facsimile:	[( ) - ]

To the TRANSFER AGENT:	State Street Bank and Trust Company
200 Clarendon Street, 16th Floor
Boston, Massachusetts 02116
Attention: Sheila McClorey, Transfer Agent Vice President
	Telephone:	(617) 937-6912
	Facsimile:	(617) 937-8139

With a copy to:
State Street Bank and Trust Company
2 Avenue de Lafayette, 2nd Floor (LCC/2)
Boston, MA 02206-5049
Attn: Mary Moran Zeven, Esq.
	Telephone:	(617) 662-1783
	Facsimile:	(617) 662-3805

To the Trust:	Attn: Stephen King
PIMCO ETF Trust
840 Newport Center Drive
Newport Beach, California 92660

	Telephone:	(800) 927- 4648
	Facsimile:	(949) 725-6830

17.	ENTIRE AGREEMENT

This Agreement and Attachment A hereto, which is hereby incorporated herein by reference, supersede any prior agreement between the parties with respect to the subject matter contained herein and constitute the entire agreement between the parties regarding the matters contained herein. Additional or other procedures relating to the manner of creating or redeeming Creation Units, when issued by the Trust and provided pursuant to the notice provisions hereof, shall become part of this Agreement.

18.	INTERPRETATION

Titles and section headings are included solely for convenient reference and are not a part of this Agreement.

19.	AMENDMENT

This Agreement, Attachment A hereto, and any additional or other procedures relating to the manner of creating or redeeming Creation Units issued by the Trust and provided pursuant to the notice provisions hereof may be amended or modified: (i) by a written document signed by an authorized representative of each party; or (ii) by the Trust or the Distributor from time to time without the consent of any Participant or Beneficial Owner by the following procedure: the Trust or the Distributor will mail a copy of the amendment to the Participant and the Trust or Distributor, as applicable, and the Transfer Agent. If neither the Participant nor the other party objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

20.	TERMINATION

This Agreement may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless: (i) earlier terminated by the Trust, Transfer Agent or the Distributor in the event of a breach by the Participant of this Agreement or the procedures described or incorporated herein; or (ii) in the event that the Trust is terminated pursuant to the Trust Agreement.

21.	PROSPECTUS AND REPRESENTATIONS

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request. The Participant consents to the delivery of Prospectuses electronically. The Participant understands that current Prospectuses and all required reports for each applicable Fund are available at the Funds’ website at www.pimcoetfs.com. The Participant can revoke this consent to delivering Prospectuses electronically at any time by calling 1-866-746-2606. The Participant agrees to maintain a valid email address, and agrees to promptly notify the Distributor if its email address changes. The Participant shall, upon request of the Trust, provide the Trust with sufficient documentation and other evidence that the Participant is providing Prospectuses to the purchasers of any Shares. The Distributor represents, warrants and agrees that it will notify the Participant when a revised, supplemented or amended Prospectus for any Shares is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section when the Participant has received such revised, supplemented or amended Prospectus by email at [PARTICIPANT AP’s Email Address]

22.	COUNTERPARTS

This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

23.	GOVERNING LAW

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.

24.	ASSIGNMENT

No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld; provided that, any party may assign its rights and obligations hereunder (in whole, but not in part) without such consent to an entity acquiring all, or substantially all of its assets or business or to an affiliate. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Notwithstanding the aforementioned termination provisions, in the event that an entity acquires all or substantially all of the Participant’s assets or business, the Distributor or Transfer Agent may elect within a limited period of time not to exceed thirty (30) days from the date upon which such acquisition was publicly announced to immediately terminate this Agreement.

25.	SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supranational body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits, obligations, or expectations of the parties to this Agreement.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the duly authorized representatives of the below parties hereto have executed this Agreement, the effective date of which shall be date of the last dated signature below.

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC, AS DISTRIBUTOR:

By:

Name:

Title:

Address:	1345 Avenue of the Americas
New York, NY 10105

Telephone:	(212) 739-3230
Facsimile:	(212) 739-4230

Date:

[Name of Participant], AS PARTICIPANT:

By:

Name:

Title:

Address:	[Participant Street Address]
[Participant City, State and Zip Code]

Telephone:	[( ) - ]
Facsimile:	[( ) - ]

Tax ID No.

Date:

Accepted by:

STATE STREET BANK AND TRUST COMPANY, AS TRANSFER AGENT:

By:

Name:

Title:

Address:	200 Clarendon Street, 16th Floor
Boston, MA 02116

Telephone:	(866) 601-8998
Facsimile:	(617) 937-0420

Date:

ATTACHMENT A

This attachment to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing a Purchase Order for the purchase of Shares, (ii) the Transfer Agent in processing a Redemption Order for the redemption of Shares, and (iii) the Participant, Transfer Agent, Distributor or their agents in delivering or arranging for the delivery of requisite cash payments, Fund Deposits or Shares, as the case may be, in connection with the submission of Purchase Orders or Redemption Orders.

A Participant may, under certain circumstances, submit a non-standard order. In order to submit a non-standard order, the Participant must acknowledge the additional procedures described in Appendix 1.

A Participant is first required to have signed the Authorized Participant Agreement. Upon acceptance of the Authorized Participant Agreement by the Distributor and the Transfer Agent, the Distributor will assign a PIN Number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares.

A.	TO PLACE A PURCHASE ORDER

1.	PLACEMENT OF A PURCHASE ORDER

Purchase Orders for Creation Units may be initiated only on days when the NYSE and the bond markets are open for trading (“Transmittal Days”), which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Washington’s Birthday (popularly known as “President’s Day”), Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day (each, a “Holiday”).

Purchase Orders may only be made in whole Creation Units. All Purchase Orders shall be made in accordance with the terms and procedures set forth in the Prospectus. Each party hereto agrees to comply with the provisions of the Prospectus to the extent applicable to it. The Trust reserves the right to issue procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant, the Distributor and the Transfer Agent agree to comply with such procedures as may be issued from time to time upon reasonable notice thereof.

To initiate a Purchase Order, an Authorized Person of the Participant must call the Transfer Agent at (866) 601-8998 not later than the closing time of the regular trading session of the NYSE (ordinarily 4:00 p.m., U.S. Eastern Time) on a Transmittal Day as set forth in the applicable Fund’s order form, which is incorporated into and made part of this Agreement, or such earlier time as designated by such Fund (the “Order Cut-Off Time”); provided that, when the NYSE closes early on a Transmittal Day prior to a Holiday, or for any other reason, the Order Cut-Off Time shall be the earlier NYSE close on such Transmittal Day.

Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and the terms of the Purchase Order, the Transfer Agent will issue a unique Order Number. An Order Number is only valid for a limited time. The Purchase Order must be sent by facsimile in the form provided by the Fund or its agents (which may include various Participant representations) to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Purchase Order is not received within such time period, the Transfer Agent will attempt to contact the Participant to request immediate transmission of the Purchase Order. Unless the Purchase Order is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the order will be deemed invalid.

NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE TRANSFER AGENT ISSUES AN ORDER NUMBER. AN ORDER MAY NOT BE CANCELED BY AN AUTHORIZED PERSON AFTER AN ORDER NUMBER HAS BEEN ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE ORDER RECEIVED. A CALL THAT IS PLACED BEFORE THE ORDER CUT-OFF TIME WILL BE PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE ORDER CUT-OFF TIME. ACCORDINGLY, THE AUTHORIZED PERSON SHOULD NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS MAY BE RECORDED BY THE TRANSFER AGENT.

THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE PURCHASE ORDER. A PURCHASE ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND AUTHORIZED PERSON’S SIGNATURE AND TRANSMITTED BY FACSIMILE.

2.	RECEIPT OF TRADE CONFIRMATION

The Transfer Agent will fax a copy of any accepted Purchase Order to the Participant within approximately 45 minutes of its receipt as confirmation of such Purchase Order. In the event the Participant does not receive a Purchase Order confirmation, it should contact the Transfer Agent at the business number indicated.

3.	AMBIGUOUS INSTRUCTIONS

In the event that the written Purchase Order contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Purchase Order. If an Authorized Person is able to confirm the terms as they appear in the written Purchase Order by the Order Cut-Off Time, the Purchase Order will continue for processing. If an Authorized Person contradicts its terms, the Purchase Order will be deemed invalid and a corrected written Purchase Order must be received by the telephone representative by the Order Cut-Off Time.

In the event that a written Purchase Order contains terms that are illegible, as determined in the sole discretion of the Distributor or Transfer Agent, the written Purchase Order will be deemed invalid and the telephone representative will attempt to contact the Participant to request transmission of a legible written Purchase Order. If the telephone representative does not receive a legible written Purchase Order by the Order Cut-Off Time, the Purchase Order will be deemed invalid. If the telephone representative is not able to contact an Authorized Person, the Purchase Order will be deemed invalid.

4.	PROCESSING A PURCHASE ORDER

The Transfer Agent, Distributor and the Trust each reserve the right to reject any an Order in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning eighty percent (80%) or more of all outstanding Shares of a given Fund. In such event, the Distributor will ask the Authorized Person to re-confirm the representation that the Participant or a Beneficial Owner will not own 80% or more of the Shares of any Fund upon execution of the Purchase Order. If the Authorized Person is able to so confirm, either verbally or in writing in the sole discretion of the Distributor, the Distributor will transmit the Purchase Order to the relevant Fund. If the Authorized Person is not able to confirm that the Participant or a Beneficial Owner will not own 80% or more of the Shares of any Fund upon execution of the Purchase Order, the Distributor has the right to reject the Purchase Order. Purchase Orders may also be rejected under the circumstances described in Section 5 of this Attachment A.

After a Fund has accepted a Purchase Order and received delivery of the all-cash payment (or Deposit Securities, as applicable and any accompanying cash payment), DTC will instruct the Fund to initiate “delivery” of the appropriate number of Shares to the book-entry account specified by the Participant. The Distributor will furnish a Prospectus and a confirmation to the Participant.

A Creation Unit will not be issued until the transfer of the all-cash payment (or the transfer of good title to the Trust of the Deposit Securities and the payment of any cash portion of the purchase price) has been completed. Notwithstanding the foregoing, Creation Units may be issued to a Participant notwithstanding the fact that the corresponding Deposit Securities and cash payment have not been received in part or in whole, in the sole discretion of the Trust, provided that the Participant deposits the available Deposit Securities and cash in an amount equal to the sum of (i) the Cash Component (including any Transaction Fees), plus (ii) 115% of the market value of the undelivered Deposit Securities (the “Additional Cash Deposit”). The Purchase Order shall be deemed to be received on the Transmittal Day on which the order is placed provided that the order is placed in proper form prior to the Order Cut-Off Time on such date, and federal funds in the appropriate amount are deposited with the Fund’s custodian by 1:00 p.m. U.S. Eastern time on settlement date. If the Purchase Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. U.S. Eastern time on settlement date, then the Purchase Order may be deemed to be rejected and the Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Fund, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Fund at least equal to 115% of the daily marked to market value of the undelivered Deposit Securities. In the sole discretion of the Fund following the initial settlement date, the Fund may use the cash on deposit to purchase the undelivered Deposit Securities. The Participant will be liable to the Fund for the costs incurred by the Fund in connection with any such purchases and the Participant shall be liable to the Fund for any shortfall between the cost to the Fund of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Purchase Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Fund will return any unused portion of the Additional Cash Deposit once all of the undelivered Deposit Securities have been properly received by the Fund’s custodian or purchased by the Fund and deposited into the Fund.

5.	REJECTING OR SUSPENDING A PURCHASE ORDER

The Trust or Distributor may reject any Purchase Order that is not submitted in accordance with the procedures described in the Prospectus. The Trust and the Distributor also reserve the absolute right to reject or suspend a Purchase Order transmitted to it by the Transfer Agent or Distributor, as the case may be, in respect of a Fund, for example if:

a. the purchaser or group of purchasers, upon obtaining the Shares ordered, would own 80% or more of the Shares of any Fund upon execution of the Purchase Order;

b. the Fund Deposit delivered does not contain the securities that the Adviser has specified and the Adviser has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

c. the acceptance of the Purchase Order would have certain adverse tax consequences, such as causing the particular Fund to no longer meet RIC status under the Code for federal tax purposes;

d. the acceptance of the Purchase Order would, in the opinion of counsel, be unlawful, as in the case of a purchaser who was banned from trading in securities;

e. the acceptance of the Purchase Order would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the particular Fund or on the rights of the shareholders, including but not limited to beneficial owners of the Shares;

f. the value of Creation Units to be created exceeds a purchase authorization limit afforded to the Participant by the Trust and the Participant has not deposited an amount in excess of such purchase authorization with the Trust’s custodian prior to 3:00 p.m. U.S. Eastern Time, on the transmittal date; or

g. there exist circumstances outside the control of the Trust, the Transfer Agent or the Distributor that make it impossible to process purchases of Shares for all practical purposes.

In-Kind Purchase Orders

If creations are on an in-kind basis, the Trust further reserves the absolute right to reject or suspend a Purchase Order transmitted to it by the Distributor in respect of a Fund if: (i) the portfolio of Deposit Securities delivered is not as specified by the Adviser; (ii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Trust or any Fund; or (iii) for any other reasons as specified herein.

The Trust shall notify the Authorized Person of its rejection of any Purchase Order. Except as provided herein, all Purchase Orders for Creation Units are irrevocable.

The Trust, Transfer Agent and the Distributor are under no duty to verify or give notification of any defects or irregularities in any written Order or in the delivery of Fund Deposits nor shall any of them incur any liability for the failure to give any such notification. The Trust shall return to the Authorized Person or any party for which it is acting any dividend, interest, distribution or other corporate action paid to the Trust in respect of any Deposit Securities that is transferred to the Trust that, based on the valuation of such Deposit Securities at the time of transfer, should have been paid to the Authorized Person or any party for which it is acting.

B.	TO PLACE A REDEMPTION ORDER

1.	PLACING A REDEMPTION ORDER

Redemption Orders for Creation Units may be initiated only on Transmittal Days (as defined herein). Redemption Orders may only be made in whole Creation Units of Shares of each Fund.

To initiate a Redemption Order, the Authorized Person must call the Transfer Agent at (866) 601-8998 not later than the Order Cut-Off Time. Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and terms of the Redemption Order, the Transfer Agent will issue a unique Order Number. Upon verifying the authenticity of the Authorized Person (as determined by the use of the appropriate PIN Number) and the terms of the Redemption Order, the Transfer Agent will issue a unique Order Number. An Order Number is only valid for a limited time. The Redemption Order must be sent by facsimile in the form provided by the Fund or its agents (which may include various Participant representations, warranties or acknowledgments) to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Redemption Order is not received within such time period, the Transfer Agent will attempt to contact the Participant to request immediate transmission of the Redemption Order. Unless the Redemption Order is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the order will be deemed invalid.

NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE TRANSFER AGENT ISSUES AN ORDER NUMBER. AN ORDER MAY NOT BE CANCELED BY THE AUTHORIZED PERSON AFTER AN ORDER NUMBER IS ISSUED. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE ORDER RECEIVED. CALLS PLACED BEFORE THE ORDER CUT-OFF TIME WILL BY PROCESSED EVEN IF THE CALL IS ANSWERED BY THE TRANSFER AGENT AFTER THE ORDER CUT-OFF TIME. ACCORDINGLY, THE AUTHORIZED PERSON SHOULD NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TRANSFER AGENT. ALL TELEPHONE CALLS MAY BE RECORDED BY THE TRANSFER AGENT.

THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE REDEMPTION ORDER. A REDEMPTION ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS CONTAINING THE DESIGNATED ORDER NUMBER AND AUTHORIZED PERSON’S SIGNATURE AND TRANSMITTED BY FACSIMILE.

2.	RECEIPT OF CONFIRMATION

The Transfer Agent will fax a copy of any accepted Redemption Order to the Participant within approximately 45 minutes of its receipt as confirmation of such Redemption Order. In the event the Participant does not receive a Redemption Order confirmation, it should contact the Transfer Agent at the business number indicated.

3.	AMBIGUOUS INSTRUCTIONS

In the event that the written Redemption Order contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Redemption Order. If an Authorized Person is able to confirm the terms as they appear in the written Redemption Order by the Order Cut-Off Time, the Redemption Order will continue for processing. If an Authorized Person contradicts its terms, the Redemption Order will be deemed invalid and a corrected written Redemption Order must be received by the telephone representative by the Order Cut-Off Time.

In the event that a written Redemption Order contains terms that are illegible, as determined in the sole discretion of the Distributor or Transfer Agent, the written Redemption Order will be deemed invalid and the telephone representative will attempt to contact the Participant to request transmission of a legible written Redemption Order. If the telephone representative does not receive a legible written Redemption Order by the Order Cut-Off Time, the Redemption Order will be deemed invalid. If the telephone representative is not able to contact an Authorized Person, the Redemption Order will be deemed invalid.

APPENDIX 1

Procedures Specific to Non-Standard Orders

To ensure proper tracking of a passively managed Fund to its benchmark index, the following guidelines must be followed by the Participant when placing a non-standard order (e.g., substituting cash-in-lieu of a Deposit Security) (each, a “Non-Standard Order”):

1.	Prior to placing the Non-Standard Order with the Transfer Agent, the Participant must contact the Adviser at the number set forth on the applicable order form or as otherwise provided in order to discuss the cash and/or securities (together, the “Non-Standard Consideration”) expected to be delivered by (in the case of a Creation Order) or received by (in the case a Redemption Order) the Participant per the Non-Standard Order on settlement date. If the Adviser provides verbal authorization to the Participant regarding the use of the Non-Standard Consideration, the Participant will follow the directions regarding placing orders outlined in Attachment A and it will be the Participant’s responsibility to ensure that the box is checked on the applicable order form indicating that the Participant is submitting a Non-Standard Order.

2.	Notwithstanding the Order-Cut Off Time(s) described in Attachment A, the Order Cut-Off Time for Non-Standard Orders will be one hour prior to the closing time of the regular trading session on the NYSE on a Transmittal Day; provided that, when the NYSE closes early on a Transmittal Day prior to a Holiday, or for any other reason, the Order Cut-Off Time shall be one hour prior to the earlier NYSE close on such Transmittal Day (“Non-Standard Order Cut-Off Time”). Non-Standard Orders will not be processed if received after the applicable Non-Standard Order Cut-Off Time. The Participant must transact on a standard order after the applicable Non-Standard Order Cut-Off Time.

IN WITNESS WHEREOF, the Participant acknowledges that he or she has read the procedures relating to Non-Standard Orders and agrees to comply with all such procedures. Failure to comply with the Non-Standard Order procedures will require the transaction to be effected as a standard order (i.e., standard basket).

PARTICIPANT:
NSCC #:
BY:
TITLE:
ADDRESS:
TELEPHONE:
FACSIMILE:

Appendix-1

CERTIFICATE OF AUTHORIZED PERSONS

(of Authorized Participant)

The following are the names, titles, and signatures of all persons (each, an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement for the PIMCO ETF Trust (the “Agreement”) or any other notice, request or instruction on behalf of the Participant pursuant to the Agreement.

Participant:
By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

Date:
Certified By:
Name:
Title:

Appendix-2